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EXHIBIT 23.1

CONDUCTUS, INC.
CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement of Conductus, Inc. on Form S-3 of our report dated February 9, 2001, relating to the financial statements and financial statement schedule, which appears in Conductus, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts."

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 6, 2001

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CONDUCTUS, INC. CONSENT OF INDEPENDENT ACCOUNTANTS